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                                                                 Exhibit 24


                               POWER OF ATTORNEY


                  The undersigned hereby appoints KATHLEEN A. BROWNE, LARRY ELLBERGER and ROBERT B. LAMM as his/her true and lawful attorneys-in-fact for the purpose of signing the registration statement on Form S-8, and all amendments thereto, to be filed by W. R. GRACE & CO., a Delaware corporation ("Company"), with the Securities and Exchange Commission with respect to the Company's 1997 Stock Plan for Nonemployee Directors. Each of such attorneys-in-fact is appointed with full power to act without the other.

         /s/J. F. Akers                       /s/J. W. Frick
         /s/H. Brown                          /s/T. A. Holmes
         /s/C. Cheng                          /s/V. A. Kamsky
         /s/A. J. Costello                    /s/J. J. Murphy
         /s/H. A. Eckmann                     /s/J. E. Phipps
         /s/M. A. Fox                         /s/T. A. Vanderslice



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                               POWER OF ATTORNEY


                  The undersigned hereby appoints ROBERT B. LAMM as his/her true and lawful attorney-in-fact for the purpose of signing the registration statement on Form S-8, and all amendments thereto, to be filed by W. R. GRACE & CO., a Delaware corporation ("Company"), with the Securities and Exchange Commission with respect to the Company's 1997 Stock Plan for Nonemployee Directors.

                                /s/ L. Ellberger
                                /s/ K. A. Browne